September 4, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

     Re:  Quixote Corporation, Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of Quixote Corporation (the "Company"), following via EDGAR transmission is a Registration Statement on Form S-8 complete with exhibits. The required registration fee of $1,412.59 has been paid by the Company by wire transfer.

     The Registration Statement covers a proposed offering of up to 385,000 additional shares of the Company's Common Stock, par value $.01-2/3 per share, issuable under the Company's 1993 Long Term Stock Ownership Incentive Plan, as amended, and 1991 Directors Stock Option Plan, as amended, both of which were approved by the stockholders in November, 1997.

     It is our understanding that this Registration Statement will become effective automatically on filing pursuant to Rule 462 of the Commission.

     Should the Staff have any comments or questions or desire any additional information, please telephone the undersigned at (312) 467-6755.

                                           Sincerely yours,

                                           /s/ Joan R. Riley
                                           ------------------
                                           Joan R. Riley
                                           General Counsel

AHS:cp
cc:  Anne Hamblin Schiave



     As filed with the Securities and Exchange Commission on September 4, 1998

                          Registration Statement No.
                                                    -------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                    FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 QUIXOTE CORPORATION
                   (Exact name of issuer as specified in its charter)

             Delaware                                   36-2675371
     (State of Incorporation)            (I.R.S. Employer Identification No.)


                One East Wacker Drive, Chicago, Illinois    60601
                (Address of Principal Executive Offices)  (Zip Code)

         QUIXOTE CORPORATION 1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN (FORMERLY KNOWN AS THE 1991 INCENTIVE STOCK OPTION PLAN)
                 QUIXOTE CORPORATION 1991 DIRECTOR STOCK OPTION PLAN
                              (Full title of the plan)

                                       Joan R. Riley
                               Secretary and General Counsel
                                    Quixote Corporation
                                   One East Wacker Drive
                                   Chicago, Illinois 60601
                         (Name and address of agent for service)

                                      (312) 467-6755
            (Telephone number, including area code, of agent for service)

                            Calculation of Registration Fee


                                          Proposed    Proposed
          Title                           Maximum     Maximum       Amount
        Securities            Amount      Offering   Aggregate        of
         to be                Being       Price Per  Offering     Registration
       Registered            Registered    Share (1)  Price (1)       Fee

     Common Stock             385,000      $12.4375 $4,788,437.50    $1,412.59
    $.01-2/3 Par             Shares

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ National Market System on September 1, 1998.


       Incorporation of Previously Filed Registration Statement

As provided by General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8, File No. 33-74488 are incorporated by reference into this Registration Statement.

                                        PART II
                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS

4(a).     Quixote Corporation 1991 Directors Stock Option Plan, as amended,
          and
4(b).     Quixote Corporation 1993 Long-Term Incentive Stock Plan, as amended

5.        Opinion of Counsel

23.1      Consent of PricewaterhouseCoopers L.L.P.

23.2*     Consent of Joan R. Riley, Esq.

24        Powers of Attorney


         *Not filed; incorporated in Exhibit 5


                                    SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 21st day of August, 1998.


                             QUIXOTE CORPORATION


                                           By: /s/ Leslie J. Jezuit
                                              ----------------------
                                           Its: President
                                               ---------------------


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                     TITLE                    DATE
       ---------                     -----                    ----

/s/ Philip E. Rollhaus, Jr.      Chairman, Chief Executive    August 21, 1998
---------------------------      Officer and Director
Philip E. Rollhaus, Jr.          (Principal Executive Officer)

/s/ Daniel P. Gorey              Chief Financial Officer      August 21, 1998
-------------------              Vice President and
Daniel P. Gorey                  Treasurer

/s/ James H. DeVries             Director                     August 21, 1998
--------------------
James H. DeVries

/s/ William G. Fowler            Director                     August 21, 1998
---------------------
William G. Fowler

/s/ Leslie J. Jezuit             President and Director       August 21, 1998
--------------------
Leslie J. Jezuit

/s/ Lawrence C. McQuade          Director                     August 21, 1998
-----------------------
Lawrence C. McQuade

/s/ Robert D. van Roijen, Jr.    Director                     August 21, 1998
-----------------------------
Robert D. van Roijen, Jr.